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                                                                    Exhibit 23.5

                                    CONSENT

    We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Post-Effective Amendment No. 3 on Form S-3 to Form S-4 Registration Statement (No. 333-63519); Post-Effective Amendment No. 2 on Form S-3 to Form S-4 Registration Statement (No. 333-62211); Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (No. 333-79769) of Arch Communications Group, Inc. As noted therein, our review and input only pertains to FCC matters unique to MobileMedia included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996 and the regulations thereunder set forth under "Risk Factors--Government regulation may burden operations" and "Industry Overview--Regulation" that is incorporated by reference to this prospectus. Stockholders of Arch should not rely on Wiley, Rein & Fielding with respect to any other matters or any other sections of the document.

                                     WILEY, REIN & FIELDING

                                     By: /s/ Nancy J. Victory
                                         ------------------------
                                         Nancy J. Victory
Date: August 9, 1999